Zalicus Awarded $244,000Therapeutic Discovery Project Grant

-- Grant Supports Development of Synavive for Immuno-Inflammatory Conditions -

CAMBRIDGE, Mass. – November 2, 2010 – Zalicus Inc. (NASDAQ: ZLCS), innovators in the treatment of pain and immuno-inflammatory disease, today announced that it has been awarded a $244,000 grant under the IRS Qualifying Therapeutic Discovery Project (QTDP). The grant, which targets therapeutic discovery projects that show potential to result in new therapies to treat areas of unmet medical need or treat chronic or acute diseases and conditions potentially resulting in reduced health care costs, was awarded to Zalicus to help fund the further clinical development of Synavive™, a clinical-stage product candidate in development for immuno-inflammatory diseases such as rheumatoid arthritis.

”We are delighted that the potential advantages of Synavive have been recognized through the award of this grant to help support its development for the treatment of rheumatoid arthritis and other immuno-inflammatory diseases,” commented Justin Renz, Senior Vice President and CFO of Zalicus Inc.

About Synavive™

Synavive, a Phase 2 product candidate for the treatment of rheumatoid arthritis, has demonstrated anti-inflammatory effects, rapid onset of action and tolerable safety profiles in clinical studies in rheumatoid arthritis and hand and knee osteoarthritis. Synavive has a novel mechanism of action designed to enhance the anti-inflammatory benefits of glucocorticoids without the associated dose-dependent side effects. Comprised of the cardiovascular agent Dipyridamole, and very low dose of the glucocorticoid prednisolone, Synavive has been developed in a uniquely engineered formulation designed to provide greater efficacy and improved tolerability through co-exposure of Synavive's components.

About the QualifyingTherapeutic Discovery Project The Qualifying Therapeutic Discovery Project (QTDP) is provided under new section 48D of the Internal Revenue Code (IRC), enacted as part of the Patient Protection and Affordable Care Act of 2010 (P.L. 111-148). The credit is a tax benefit targeted to therapeutic discovery projects that show a reasonable potential to result in new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce the long-term growth of health care costs in the United States, or significantly advance the goal of curing cancer within 30 years. Allocation of the credit also takes into consideration which projects show the greatest potential to create and sustain high-quality, high-paying U.S. jobs and to advance U.S. competitiveness in life, biological and medical sciences. The Therapeutic Discovery Project tax credit is only available to companies with 250 or less employees. The credit covers up to 50 percent of a qualified investment. To provide an immediate boost to U.S. biomedical research, the credit is available for qualified investments made or to be made in 2009 and 2010.

About Zalicus

Zalicus Inc. (NASDAQ: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus applies its selective ion-channel modulation platform and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, the product candidate Synavive™, its formulation, its potential and the plans for its clinical development, Zalicus’ drug discovery technologies and its other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the development and regulatory approval of Zalicus’s product candidates, including risks relating to formulation and clinical development of Synavive, the unproven nature of the Zalicus drug discovery technologies, and those other risks that can be found in the "Risk Factors" section of Zalicus's annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts:

Justin Renz, CFO	Gina Nugent .
617-301-7575	857-753-6562
JRenz@zalicus.com	gnugent@zalicus.com

(c) 2010 Zalicus Inc. All rights reserved.